SOFTWARE DISTRIBUTION AGREEMENT


      This Software Distributorship Agreement (Agreement) dated as of JANUARY 28, 1999 is between InterCare Network, located at 601 Clague Parkway, Bay Village, Ohio 44140 (InterCare), and Freestyle Publications (a.k.a. Panoramic Care Manager) (PCM), located at 11350 W. 72nd Place, Arvada, CO 80005.

      Whereas, PCM is engaged in the development of health care software for screening patients, minimum data set production and transmission patient assessment, care plan development and clinical pathway development. PCM will later develop software for the use of disease state management.

      Whereas, InterCare and associated company, Bay Pharmacy, is a managed care network of long term care facilities and supplier of pharmacy services to nursing facilities in Ohio.

Whereas, PCM desires to have InterCare be its exclusive distributor of its software products in the state of Ohio and InterCare desires to provide such distribution to nursing facilities and any other applicable customers in the state of Ohio.

      Therefore, in consideration of the mutual covenants contained herein and for the reliance of the parties hereto, PCM and InterCare agree as follows.

                                SECTION 1
                      RESPONSIBILITIES OF INTERCARE

1.1 Will be responsible for exclusively marketing and selling PCM software in Ohio.

1.2 Will provide adequate nursing and technical support for PCM for training and installation of PCM.

1.3 Will continue to act as a pilot sight for future PCM releases if so desired by PCM.

1.4  Will act as a reference for PCM potential customers in other states.

1.5 Will sell 18 copies of PCM in 1999 and 20 in 2000 to keep annual renewal of this contract after the end of its term.

                                SECTION 2
                         RESPONSIBILITIES OF PCM

2.1 To have no other sales or distribution arrangements other than InterCare in the state of Ohio for the entire term of this Agreement.

2.2 To provide 24-hour back-up phone support for software problems related to PCM.


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                                         SOFTWARE DISTRIBUTION AGREEMENT


2.3 To support InterCare with PCM marketing literature for current and new releases (some reasonable amount needs to be determined by PCM).

2.4 To include InterCare in marketing and sales planning of PCM (i.e. involvement in sub committees or future planning).

                                SECTION 3
                         FINANCIAL ARRANGEMENTS

3.1 BILLING. PCM shall bill InterCare directly for all sales performed by InterCare. InterCare will be responsible for all billing and collections from the end user.

3.2 PRICING. InterCare's software price will be $22,000 and remain at this price for the term of this contract.

                                SECTION 4
                                  TERM

4.1 INITIAL AND RENEWAL TERMS. The term of the Agreement will commence on April 1, 1999 or when PCM and InterCare agree on Version 1 of PCM is at commercial level. The term of this Agreement is for two (2) years. If InterCare meets the sales quote established in this Agreement, InterCare will maintain its exclusivity for the following year.

4.2 PCM will have the right to renegotiate price after year 2 of this Agreement for the purpose of bringing InterCare to the average price of all other contracted distributors.


PCM                                    INTERCARE


___________________________________    _______________________________________
Signature                              David J. Coury, President


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Name & Title                           Date


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Date